Exhibit (10)(f)
VULCAN MATERIALS COMPANY DEFERRED STOCK PLAN FOR NONEMPLOYEE DIRECTORS

Approved by the Shareholders May 17, 1996 As amended through May 11, 2001
VULCAN MATERIALS COMPANY DEFERRED STOCK PLAN FOR NONEMPLOYEE DIRECTORS
1.	Definitions.
As used herein, the following terms shall have the meanings hereinafter set forth:
	(a)	"Annual Meeting" means the Annual Meeting of the shareholders of the Company.
	(b)	"Board" shall mean the Board of Directors of the Company.
	(c)	"Company" shall mean Vulcan Materials Company, a New Jersey corporation.
	(d)	"Deferred Stock Unit" means the equivalent of one Share, as established pursuant to this Plan.
	(e)	"Directors Emeriti Plan" means the Vulcan Materials Company Plan for Directors Emeriti and Other Eligible Directors, as amended or restated from time to time.
	(f)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.
(g)

"Fair Market Value Per Share" means the average of the daily closing prices of a Share as reported on the New York Stock Exchange for the twenty (20) trading days prior to the date of determination, or if the Shares are not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed.

	(h)	"Nonemployee Director" means any person who is a member of the Board and who is not, as of the date of an award under this Plan, an employee of the Company or any of its subsidiaries.
	(i)	"Plan" means this Vulcan Materials Company Deferred Stock Plan for Nonemployee Directors, as it may be amended from time to time.
	(j)	"Share" means a share of the Company's Common Stock, $1.00 par value.
	(k)	"Stock Plan" means the Vulcan Materials Company Stock Plan for Nonemployee Directors.

2.      Purpose and Effective Date.

         The primary purpose of the Plan is to advance the interests of the Company and its shareholders by providing for the payment of a greater portion of the compensation of Nonemployee Directors in the form of equity by the grant to such directors of Deferred Stock Units under the terms set forth herein. By thus compensating Nonemployee Directors and increasing Nonemployee Directors' equity position in the Company, the Company seeks to attract, retain, compensate, and motivate those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Company in large measure depends and to align more closely the interests of the Nonemployee Directors with those of the shareholders of the Company.

        This Plan is designed to replace the Stock Plan and the Directors Emeriti Plan. The Stock Plan shall be terminated upon the Effective Date of this Plan. The Directors Emeriti Plan shall be phased out after adoption of this Plan as set forth below. New Nonemployee Directors shall not be permitted to participate in the Directors Emeriti Plan, and shall instead be permitted to participate in this Plan. Furthermore, current Nonemployee Directors who elect to terminate participation in the Directors Emeriti Plan after the adoption of this Plan shall be entitled to a larger annual grant pursuant to paragraph 6 below.

        The Plan shall be deemed adopted and shall become effective as of the date of its approval by the affirmative vote of the holders of a majority of the Shares of the Company voted in person or by proxy at the next Annual Meeting (the "Effective Date"). No grants of Deferred Stock Units shall be made unless and until such shareholder approval is obtained.

3.      Eligibility.

        Each director who as of the date of any award made pursuant to the Plan is not an employee of the Company or any of its subsidiaries shall be eligible to participate in the Plan.

4.      Shares of Common Stock Available.

        The number of Shares that may be issued pursuant to the Plan shall not exceed 100,000, subject to proportionate adjustment in the event of any stock split, reverse stock split, reorganization or recapitalization.

5.      Deferred Stock Account.

        The Company shall establish a deferred stock account (an "Account") for each Nonemployee Director participating in the Plan. On each Award Date (as defined below) and on each Dividend Date (as defined below), as the case may be, the Company shall credit the Account with the number of Deferred Stock Units determined in accordance with paragraph 6 below. Distributions from a Nonemployee Director's Account shall be made in Shares upon the retirement of a Nonemployee Director, unless the distributions are accelerated in accordance with paragraphs 8 or 9 below. The value of the Deferred Stock Units is dependent upon the fair market value of the Shares on the date the Shares are distributed to the Nonemployee Director, and is therefore subject to market fluctuations in value until such distribution.

6.      Annual Awards.

        (a)        On or prior to the Effective Date of the Plan, each Nonemployee Director shall make an irrevocable election to continue or discontinue participation in the Company's Directors Emeriti Plan. On the date that is six (6) months after the Effective Date and on June 1 of each year thereafter (an "Award Date"), the Company shall credit to the Account of (i) each Nonemployee Director who on or prior to the Effective Date has made an irrevocable election not to continue to participate in the Director's Emeriti Plan and (ii) each person who becomes a Nonemployee Director after the Effective Date, the number of Deferred Stock Units calculated by dividing an amount equal to forty percent (40%) of the annual retainer payable to Nonemployee Directors then in effect by the Fair Market Value Per Share as of the applicable Award Date. The Account of each Nonemployee Director who does not irrevocably elect on or prior to the Effective Date to discontinue his or her participation in the Directors Emeriti Plan shall be credited on each Award Date with the number of Deferred Stock Units calculated by dividing an amount equal to fifteen percent (15%) of the annual retainer payable to Nonemployee Directors then in effect by the Fair Market Value Per Share as of the applicable Award Date.

        (b)        At any time a balance is maintained in a Nonemployee Director's Account, there shall be credited to the Account of such Nonemployee Director additional Deferred Stock Units on each regular cash dividend payment date (a "Dividend Date"). The number of such additional Deferred Stock Units shall be determined by (i) multiplying the total number of Deferred Stock Units (including fractional Deferred Stock Units) credited to the Account immediately prior to the Dividend Date by the amount of the dividend and (ii) dividing the product by the Fair Market Value Per Share as of the day preceding the Dividend Date.

        (c)        In the event of any change in the outstanding Shares upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure or in the event of any dividend that is paid in Shares or other property, the number of Deferred Stock Units credited to the Account shall be adjusted in such a manner as a majority of the Board shall determine to be fair under the circumstances; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board, or, in the event of a Change in Control, by a majority of the Continuing Directors.

7.      Distribution.

        (a)        Except as otherwise provided herein, the balance of each Nonemployee Director's Account shall be paid to the Nonemployee Director, in a lump sum or in installments, as determined by the Nonemployee Director in accordance with paragraph 7(f) below, commencing at the beginning of the first quarter after the first Annual Meeting following the date that such director reaches the mandatory retirement age then in effect.

        (b)        In the event of the death of the Nonemployee Director prior to such director's retirement or prior to the distribution of the entire balance in such director's Account, the entire balance in the Account as of the date of the Nonemployee Director's death shall be paid in Shares in a lump sum or in installments, as determined by the Nonemployee Director in accordance with paragraph 7(f) below, to the surviving beneficiary or beneficiaries as the Nonemployee Director may have designated by notice in writing to the Company or by will, or, if no beneficiaries are so designated, the legal representative of such director's estate.

        (c)        If a Nonemployee Director shall become totally and permanently disabled, as determined by a majority of the Board, while he or she is a director of the Company, the entire balance in the Account as of the date of such total and permanent disability shall be paid to such Nonemployee Director, or his or her personal representative, in a lump sum or in installments, as determined by the Nonemployee Director in accordance with paragraph 7(f) below, within one hundred twenty (120) days of the date of such total and permanent disability.

        (d)        If a Nonemployee Director ceases to be a director of the Company for any reason other than due to death or total and permanent disability, including, without limitation, the failure of such person to be re-elected as a director of the Company by the shareholders of the Company, the balance of such director's Account as of the date such person ceases to be a director of the Company shall be paid in a lump sum or in installments, as determined by the Nonemployee Director in accordance with paragraph 7(f) below, to such director within one hundred twenty (120) days of the date such person ceases to be a director of the Company.

        (e)        All distributions of Deferred Stock Units made pursuant to this Plan shall be in Shares in an amount equal to the number of Deferred Stock Units held in the Account and to be distributed. On the date of any such distribution, the Company shall cause to be issued and delivered to such Nonemployee Director a stock certificate evidencing the Shares registered in the name of such Nonemployee Director, or such other person as the Nonemployee Director may designate.

        (f)        All distributions of Shares in accordance with this paragraph 7 shall be made, at such director's election, either in a lump sum or in monthly, quarterly, semiannual or annual installments, provided, however, that such director shall have delivered to the Secretary of the Company a form specifying the director's election at least six (6) months prior to the date payments are to commence. In the event that such director fails to make a timely election, the distribution of Shares shall be made in a lump sum. Deferred Stock Units representing fractional Shares shall be paid in cash.

        (g)        The provisions of this Plan shall apply to and be binding upon the beneficiaries, distributees, and personal representatives, and any other successors in interest of the Nonemployee Director.

        (h)        The Company shall deduct from all distributions hereunder any taxes required to be withheld by the federal, state or local law.

8.      Acceleration of Distribution.

        (a)        "Change in Control" means:

              (1)        The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 8(a); or

              (2)        Individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (3)        Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        (b)         Notwithstanding any other provision of the Plan, if a Change in Control occurs and at any time after the occurrence of such Change in Control either of the following events occurs:
i) the Nonemployee Director ceases for any reason to be a director of the Company; or
ii) the Plan is terminated;

        then the entire balance of the Account shall be payable in a lump sum to the director in Shares. Such payment shall be made by the Company as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose.

        (c)         The Company shall promptly reimburse the director for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this paragraph 8.

        (d)         This paragraph 8 may not be amended or modified after the occurrence of a Change in Control.

9.      Nontransferability of Deferred Stock Units.

        No Deferred Stock Units shall be transferred by a Nonemployee Director other than by will or the laws of descent and distribution, or, to the extent permitted by Rule 16b-3 under the Exchange Act, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code").

10.     Amendment and Termination.

        Unless approved by the shareholders of the Company, no amendment of the Plan shall be effective which would (i) materially increase the maximum number of Shares that may be issued under the Plan, (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No amendment to the Plan shall materially and adversely affect any right of any Nonemployee Director with respect to any Deferred Stock Units theretofore credited without such Nonemployee Director's written consent.

11.     Term.

        The Plan shall continue in effect without limit unless and until the Board otherwise determines.

12.     Compliance with SEC Regulations.

        It is the Company's intent that the Plan comply with the provisions of Section 16 of the Exchange Act and the rules promulgated thereunder. To the extent that any provision of the Plan is later found not to be in compliance with Section 16 or such rules, such provision shall be deemed to be null and void.

13.     Miscellaneous.

        (a)         Neither the Plan nor any action taken hereunder shall be construed as giving any Nonemployee Director any right to continue to serve as a director of the Company or otherwise to be retained in the service of the Company.

        (b)        No Shares shall be issued hereunder unless and until counsel for the Company shall be satisfied such issuance will be in compliance with applicable federal, state and other securities laws and regulations.

        (c)        The expenses of the Plan shall be borne by the Company.

        (d)        Neither the Nonemployee Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of such director, nor the right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock Unit credited to such Account, nor the right to receive any distribution under the Plan except as expressly provided herein. Distributions hereunder shall be made from the general funds of the Company, and the rights of the director shall be those of an unsecured general creditor of the Company.

        (e)        The Plan, the grant of Deferred Stock Units thereunder, and the obligation of the Company to deliver Shares, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under any federal or state law or any ruling or regulation of any governmental body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.

        (f)        This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by a majority of the Board, whose interpretation or determination, when made in good faith, shall be conclusive and binding, except in the event of a Change in Control, in which case such interpretation and determination shall be made by a majority of the Continuing Directors.

        IN WITNESS WHEREOF, the Company has caused this Deferred Stock Plan for Nonemployee Directors to be executed for and in its name and its corporate seal to be hereto affixed and attested by its duly authorized Secretary this 11th day of May 2001.
ATTEST: /s/William F. Denson, III William F. Denson, III Secretary [SEAL]	VULCAN MATERIALS COMPANY /s/Donald M. James Donald M. James Chairman and Chief Executive Officer